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               EXHIBIT 5         OPINION OF MULDOON MURPHY & AGUGGIA LLP



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                    [MULDOON MURPHY & AGUGGIA LLP LETTERHEAD]



                                 August 14, 2006



Board of Directors
Liberty Bancorp, Inc.
16 West Franklin Street
Liberty, Missouri  64068-1637

      Re:   Issuance of 234,957 Shares of Common Stock
            Pursuant to the Liberty Bancorp, Inc. 2003 Incentive Equity and Deferred Compensation Plan, as amended and restated (the "Plan")

Ladies and Gentlemen:

         We have been requested by Liberty Bancorp, Inc., a Missouri corporation (the "Company"), to issue our opinion in connection with the registration of 234,957 shares of the Company's common stock, $.01 par value to be issued pursuant to the Plan as awards of restricted stock or upon the exercise of stock options granted or to be granted under the Plan. The Company intends to register the shares with the Securities and Exchange Commission on a Form S-8 Registration Statement (the "Registration Statement") pursuant to the Securities Act of 1933.

         We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, BankLiberty.

         Based on the foregoing and limited in all respects to Missouri law, it is our opinion that the shares reserved for issuance under the Plan are duly authorized, and, when issued: (x) upon the exercise of stock options to be granted under the Plan and paid for in accordance with the terms of the Plan, or
(y) as awards of restricted stock granted in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.


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Board of Directors
Liberty Bancorp, Inc.
August 14, 2006
Page 2


         We note that, although certain portions of the Registration Statement (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation, to the financial statements or schedules or the other financial information or data included therein.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel" therein.

                                      Very truly yours,

                                      /s/ Muldoon Murphy & Aguggia LLP

                                      MULDOON MURPHY & AGUGGIA LLP